EXHIBIT  5 & 23.2

             GROSS, SHUMAN, BRIZDLE & GILFILLAN, P.C.
                    465 Main Street, Suite 600
                   Buffalo, New York 14203-1787
                          (716) 854-4300
                    Telecopier: (716) 854-2787

                                                  March 14, 2001



Ecology and Environment, Inc.
368 Pleasant View Drive
Lancaster, New York 14086

Gentlemen :

      As counsel for Ecology and Environment, Inc. (herein called the "Corporation") and as attorneys duly admitted to practice in the State of New York, we have reviewed the Certificate of Incorporation, Amendments to the Certificate of Incorporation, By-Laws and Minutes of the Corporation, the records of the proceedings by which the Corporation was organized, the records of proceedings by which shares of its Common Stock have, from time to time, been issued and the procedure by which the Ecology and Environment, Inc. 1998 Stock Award Plan (herein called the "Plan") was authorized and adopted by the Board of Directors.

      We have also reviewed such documents and records as we have deemed necessary to enable us to express an informed opinion with respect to the matters covered hereby.

      Based upon the foregoing, we are of the opinion that:

      1. The Corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York; and

      2. The shares of Class A Common Stock, $.01 par value, outstanding on the date hereof which may be awarded and delivered to the participants pursuant to the Plan will be, when awarded and delivered in accordance with the Plan which are subject to this registration, will be legally issued, fully paid and non-assessable.

      We hereby consent to the use of our name in the Registration Statement as counsel who has passed upon the legality of the shares of Common Stock that may be issued and sold under the Plan, and to the use of this opinion as part of the Registration Statement as required by Section 7 of the Securities Act of 1933, as amended.


                                   Sincerely yours,



                                   David H. Alexander

DHA/mp